Exhibit 99.1

Tvardi Therapeutics Announces Closing of Merger with Cara Therapeutics

Merger creates a Nasdaq-listed, clinical-stage biopharmaceutical company – Tvardi Therapeutics – developing novel treatments targeting STAT3 to treat fibrosis-driven diseases

Tvardi shares to begin trading under the symbol “TVRD” on April 16, 2025

Post-transaction cash and cash equivalents expected to fund operations into the second half of 2026

Tvardi anticipates reporting topline data from two Phase 2 clinical programs utilizing its STAT3 inhibitor, TTI-101, including its lead program in idiopathic pulmonary fibrosis (IPF), in the second half of 2025, followed by its program in hepatocellular carcinoma (HCC) in the first half of 2026

HOUSTON, TX – April 15, 2025 - Tvardi Therapeutics, Inc. (“Tvardi”) (NASDAQ: TVRD), a clinical-stage biopharmaceutical company focused on the development of novel, oral, small molecule therapies targeting STAT3 to treat fibrosis-driven diseases, today announced the completion of its previously announced merger with Cara Therapeutics, Inc. (“Cara”). The combined company is operating under the name Tvardi Therapeutics, Inc., and its shares are expected to begin trading on the Nasdaq Capital Market on April 16, 2025, under the ticker symbol "TVRD". The combined company will be led by Imran Alibhai, Ph.D., its Chief Executive Officer, and other members of the Tvardi management team.

“We are very pleased to have completed this merger and to be transitioning into a publicly traded company with the combined resources of science and capital to positively impact the lives of people suffering from serious, chronic, fibrosis-driven diseases. We look forward to our two anticipated Phase 2 data readouts in the near term,” said Dr. Alibhai.

Concurrent with the initial merger announcement, Tvardi completed a previously announced private placement financing of approximately $28 million from a syndicate of new and existing institutional investors. With Tvardi’s existing cash and approximately $24 million of Cara cash at closing, Tvardi is expected to have sufficient cash to fund its operating expenses and capital expenditure requirements, as currently planned, into the second half of 2026, including through its two anticipated Phase 2 data readouts.

On April 15, 2025, Cara effected a 1-for-3 reverse stock split of all of its issued and outstanding shares of common stock. All outstanding options were proportionately adjusted, pursuant to their respective terms. The shares of the combined company are expected to begin trading on a post-reverse stock split basis on April 16, 2025 under the new ticker symbol “TVRD”.

Following the reverse stock split and based on the final exchange ratio of approximately 0.1341 shares of Cara common stock for each share of Tvardi common stock, immediately following the closing of the merger, there were approximately 9.4 million shares of the combined company's common stock issued and outstanding, with the pre-merger equityholders of Cara owning approximately 15.4% of the combined company’s common stock on a fully diluted basis and the pre-merger equityholders of Tvardi (including investors in the private placement financing) owning approximately 84.6% of the combined company's common stock on a fully diluted basis.

Nasdaq Bell Ringing

In recognition of its successful transition into a publicly traded company, Tvardi has been invited to ring the Nasdaq Stock Market closing bell on Wednesday, April 16th. A live stream of the Nasdaq bell ringing will be available at: https://www.nasdaq.com/marketsite/bell-ringing-ceremony beginning at 3:45pm ET on that day.

Advisors

Piper Sandler & Co. served as exclusive financial advisor to Cara Therapeutics. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to Cara Therapeutics. Cooley LLP and Goodwin Procter LLP served as legal counsel to Tvardi.

About Tvardi Therapeutics

Tvardi is a clinical-stage biopharmaceutical company focused on the development of novel, oral small molecule therapies targeting STAT3 to treat fibrosis-driven diseases with significant unmet need. STAT3 is a central mediator across critical fibrotic signaling pathways that drive uncontrolled deposition, proliferation, survival and immune suppression. STAT3 is also positioned at the intersection of many signaling pathways integral to the survival and immune evasion of cancer cells. The company is conducting Phase 2 clinical trials in fibrosis-driven diseases with high unmet need: idiopathic pulmonary fibrosis (NCT05671835) and hepatocellular carcinoma (NCT05440708). To learn more, please visit tvarditherapeutics.com or follow us on LinkedIn and X (Twitter).

Cautionary Statement Regarding Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning the anticipated benefits of the merger, the combined company’s planned clinical programs, including planned clinical trials and the expected timing for data readouts, the believe that IPF and HCC are high value indications, expectations regarding the combined company’s cash position, ability to fund the combined company into the second half of 2026, the potential of the combined company’s product candidates, the expected trading of the combined company’s stock on the Nasdaq Capital Market under the ticker symbol “TVRD” and on a post-reverse stock split basis, management of the combined company and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks, including, among other things: risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; potential litigation relating to the transaction that could be instituted against the combined company or its directors; the uncertainties associated with the combined company’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the completion of clinical trials; the significant net losses combined company has incurred since inception; the combined company’s ability to initiate and complete ongoing and planned preclinical studies and clinical trials and advance its product candidates through clinical development; the timing of the availability of data from the combined company’s clinical trials; the outcome of preclinical testing and clinical trials of the combined company’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; the combined company’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the combined company’s product candidates; the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all; the combined company’s ability to attract, hire, and retain skilled executive officers and employees; the combined company’s ability to protect its intellectual property and proprietary technologies; the combined company’s reliance on third parties, contract manufacturers, and contract research organizations; the possibility that the combined company may be adversely affected by other economic, business, or competitive factors; risks associated with changes in applicable laws or regulations; those factors discussed in the combined company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Registration Statement on Form S-4, as amended (File No. 333-283900) initially filed by Cara with the Securities and Exchange Commission (the “SEC”) on December 18, 2024 and declared effective by the SEC on February 14, 2025, Cara’s Annual Report on Form 10-K for the year ending December 31, 2024, and the combined company’s other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The combined company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts:

For Tvardi:

Tvardi Investor Relations

ir@tvardi.com

PJ Kelleher

LifeSci Advisors

617-430-7579

pkelleher@lifesciadvisors.com